Exhibit 10.5            Consulting Agreement (Legacy Media)

CORPORATE CONSULTING AGREEMENT

This Agreement (“Agreement”) dated June 28, 2007 is between and Proton Laboratories, Inc. 1135 Atlantic Avenue, Suite 101, Alameda, Ca a Washington Corporation (the “Company” ) and Legacy Media, LLC., (“Consultant”).

WHEREAS, the Company is engaged in the marketing of functional water systems to the residential and commercial markets. The company offers residential functional water systems that are used to produce alkaline-concentrated drinking water and commercial-grade functional water systems that are used in applications ranging from food preparation to hospital disinfection. Its functional water systems have applications in a range of industries, such as corporate agriculture, organic agriculture, food processing, medicine and dentistry, dermatology, heavy industry, mining, environmental clean-up, product formulations, and beverages.

WHEREAS, CONSULTANT is engaged in providing investor relations and business services for publicly-traded companies.

WHEREAS, the Company desires to obtain the benefits of CONSULTANT's experience and know-how, and accordingly, the Company has offered to engage CONSULTANT to render consulting and advisory services to the Company on the terms and conditions hereinafter set forth.

WHEREAS, CONSULTANT desires to accept such engagement upon such terms and conditions hereinafter set forth.

NOWTHEREFORE in consideration of the foregoing, the parties agree as follows:

Section 1.                          SERVICES RENDERED

CONSULTANT;

1. Shall answer and respond to telephone inquiries from potential investors.

2. Shall fulfill requests from potential investors for Company information, via email or U.S.mail.

3. Shall do design and layout work for a corporate direct mailing campaign, oversee the printing and delivery to potential investors, and respond and/or reply to all requests for additional information. (The cost of printing and postage are an additional expense to the company).

Section 2.                         COMPENSATION

(a) CASH. The Company shall pay to the Consultant a non-refundable cash fee of one hundred twenty dollars ($120,000.00). Payable as follows: ten thousand dollars ($10,000.00) on or before the 21st day of each month after the initial six (6) months of the agreement, and sixty thousand dollars ($60,000.00) as a signing bonus due within 120 days of the execution of the Agreement.  Payments made after the 21st of any month shall constitute an increase in monthly payments for the remainder of agreement to twelve thousand five hundred ($12,500).

(b) OTHER COMPENSATION. The Company has already issued to the Consultant six hundred thousand shares (600,000) of its restricted Common Stock, pursuant to a former consulting agreement.  Consultant shall keep such shares notwithstanding the Parties’ settlement agreement, even though services were never provided under the former consulting agreement or any other prior agreement or termination of contract.  Additionally, as a signing bonus the Company shall issue to the Consultant an additional two million six-hundred thousand (2,600,000) of its restricted Common Stock issued pursuant to Rule 144.  These 2,600,000 shares will be registered for resale by Consultant on form SB2 with the Securities and Exchange Commission (“SEC”) within 30 days of the execution of this Agreement, and Company will use its best efforts to have the registration declared effective by the SEC within 90 days.

(c) REIMBURSEMENT OF EXPENSES. The Company shall reimburse Consultant for those reasonable and necessary out-of-pocket expenses (including but not limited to travel, transportation, lodging, meals, postage, etc.) which have been incurred by Consultant in connection with the rendering of services hereunder.  Any reimbursement to be made by the Company pursuant to this Section shall be made following submission to the Company by Consultant of reasonable documentation of the expenses incurred.

(d) SHAREHOLDERS LIST. The Company shall provide to the Consultant a current copy of their Shareholders/NOBO list.

(d) LEAK OUT AGREEMENT.  As a precondition to the effectiveness of this Agreement, Company shall obtain a separate, valid and binding “Leak Out Agreement” with Company shareholders Laura Avina and Steve Barrie, owners of 1.5 million shares and 2.0 million shares, respectively (the “Leak Out Shareholders”).  The Leak Out Agreement shall state that, for the next 24 months (the “Period”), the Leak Out Shareholders will not directly or indirectly, offer for sale, sell, assign, pledge, issue, distribute, grant any option or enter into any contract for sale of or otherwise dispose of any Company Common Stock, except (1) with prior written Company approval, or (2) pursuant to the terms of the Leak Out Agreement (“The Leak Out Terms”).  The Leak Out Terms shall state that (1) the Leak Out Shareholders may not sell more than 5% of Leak Out Shareholders’ total respective shares, in any given week during the Period, and (2) the Company shall be entitled to 25% of the proceeds from any sale made during the Period.  Company shall immediately pay all proceeds it receives under the Leak Out Agreement to Consultant.  Company agrees that it shall not give its approval for any sale without the prior written approval of Consultant. Company shall provide Consultant with a monthly report of all sales of its shares.  The final Leak Out Agreement shall be subject to prior approval by Consultant.

Section 3.                          RELATIONSHIP OF PARTIES

This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that CONSULTANT shall be an independent contractor and not an employee of the Company. All compensation paid to CONSULTANT shall constitute earnings to CONSULTANT and be classified as normal income. The Company shall not withhold any amounts therefrom as U.S. federal or state income tax withholding, or as employee contribution to Social Security or any other employer withholding applicable under state or federal law.

Section 4.                          TERM

The term of this Agreement shall be twelve (12) months commencing June 28, 2007.

Section 5.                          TERMINATION

This Agreement may be terminated by either party with cause only, and only under the following circumstances; when either party (i) knowing and willfully breaches any term(s) of this Agreement, or (ii) knowing and willfully commits any act(s) related to the normal conduct of business which are unlawful, or any serious criminal action as promulgated pursuant to local, state, or federal law.

Termination of the Agreement does not relieve the Company of its obligation to remunerate CONSULTANT pursuant to the terms of this Agreement. Upon termination, any outstanding remuneration due CONSULTANT for services rendered shall be paid within 3 (three) business days following termination.

Section 6.                          INDEMNIFICATION

(a)
In consideration of CONSULTANT’s execution and delivery of the this Agreement in addition to all of the Company’s other obligations under this Agreement, The Company shall defend, protect, indemnify and hold harmless CONSULTANT and all of its officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "CONSULTANT INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such CONSULTANT INDEMNITEE is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “CONSULTANT INDEMNIFIED LIABILITIES’), incurred by CONSULTANT INDEMNITEES as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by The Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such CONSULTANT INDEMNITEES by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished by CONSULTANT to Company. To the extent that the foregoing undertaking by The Company may be unenforceable for any reason, The Company shall make the maximum contribution to the payment and satisfaction of each of the CONSULTANT Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights CONSULTANT may have, and any liabilities CONSULTANT may be subject to.

(b)
In consideration of The Company’s execution and delivery of the this Agreement and in addition to all of the CONSULTANT’ other obligations under this Agreement, CONSULTANT shall defend, protect, indemnify and hold harmless The Company and all of its subsidiaries, shareholders, officers, directors and employees and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "THE COMPANY INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such The Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “THE COMPANY INDEMNIFIED LIABILITIES’), incurred by any The Company Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by CONSULTANT in the Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of CONSULTANT contained in the Agreement or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such The Company Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Agreement or any other certificate, instrument or document contemplated hereby or thereby, and except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to CONSULTANT by The Company. To the extent that the foregoing undertaking by CONSULTANT may be unenforceable for any reason, CONSULTANT shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights The Company may have, and any liabilities The Company may be subject to.

(c)
Indemnification Procedure.  Any party entitled to indemnification under this Section (an "INDEMNIFIED PARTY") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Section to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten (10) Business Days of written notice thereof to the indemnifying party so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.

Section 7.                          GOVERNING LAW/ARBITRATION

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.  Further, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate shall be determined by arbitration before one arbitrator.  The arbitration shall be administered by JAMS in Ventura, California.  Judgment on the arbitration Award shall be binding and may be entered in any court having jurisdiction. The prevailing party in the arbitration shall be entitled, as part of the arbitration Award, to reimbursement of its reasonable attorneys’ fees and expenses, including the fees of the arbitrator.

Section 8                           ASSIGNABILITY.

This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of the parties’ successor or successors by reorganization, merger, or consolidation and any assignee of all or substantially all of its business and properties, but, except as to such successors or assignees, neither this Agreement nor any rights or benefits hereunder may be assigned by either party.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.                          ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the Company and the CONSULTANT as to the subject matter hereof and supersedes all prior or contemporaneous oral understanding or agreements regarding the subject matter covered in this Agreement.  This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment, or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver.  No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

By Proton Laboratories, Inc.

/s/ Ed Alexander
Ed Alexander
CEO

By Legacy Media, LLC.

/s/ Aaron Gravitz
Aaron Gravitz
President

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